Exhibit 99.1

Blue Apron Announces Proposed Public Offering of Class A Common Stock

New York, NY, June 15, 2021 – Blue Apron Holdings, Inc. (NYSE: APRN) today announced that it has commenced an underwritten public offering of shares of its Class A common stock. Blue Apron intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of its Class A common stock to be sold in the offering. All of the shares in the offering are to be sold by Blue Apron.

Canaccord Genuity is acting as the sole book-running manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. The proposed offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. These documents are or will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, Massachusetts 02110, Attn: Syndicate Department, by email at prospectus@cgf.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Apron

Blue Apron’s vision is “better living through better food.” Launched in 2012, Blue Apron offers fresh, chef-designed recipes that empower home cooks to embrace their culinary curiosity and challenge their abilities to see what a difference cooking quality food can make in their lives. Through its mission to spark discovery, connection and joy through cooking, Blue Apron continuously focuses on bringing incredible recipes to its customers, while minimizing its carbon footprint, reducing food waste, and promoting diversity and inclusion.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding Blue Apron’s plans to consummate its proposed public offering and the anticipated final terms, timing and completion of the proposed offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to whether or not Blue Apron will be able to raise capital through the sale of shares of Class A common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally including the ongoing COVID-19 pandemic and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus supplement to be filed with the SEC, in Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in any other subsequent filings made with the SEC by Blue Apron. There can be no assurance that Blue Apron will be able to complete the proposed public offering on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and Blue Apron specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts for Blue Apron

Investor

investor.relations@blueapron.com

Joseph Jaffoni, Richard Land, James Leahy
JCIR

aprn@jcir.com or (212) 835-8500

Media

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com